News Release

BNY MELLON REPORTS SECOND QUARTER 2019 EARNINGS OF
$969 MILLION OR $1.01 PER COMMON SHARE

Revenue down 5%	EPS down 2%	ROE 10% ROTCE 21% (a)	CET1 11.2% SLR 6.3%

NEW YORK, July 17, 2019 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported:

				2Q19 vs.
	2Q19	1Q19	2Q18	1Q19	2Q18
Net income applicable to common shareholders (in millions)	$969	$910	$1,055	6%	(8)%
Diluted earnings per common share	$1.01	$0.94	$1.03	7%	(2)%

Second Quarter Results
Total revenue of $3.9 billion, decreased 5%

•	Fee revenue decreased 3%

•	Net interest revenue decreased 12%

Total noninterest expense of $2.6 billion, decreased 4%

•	Continued investments in technology more than offset by lower other expenses

Investment Services

•	Total revenue decreased 3%

•	Income before taxes decreased 8%

•	AUC/A of $35.5 trillion, increased 6%

Investment Management

•	Total revenue decreased 10%

•	Income before taxes decreased 17%

•	AUM of $1.8 trillion, increased 2%

Returned $1.0 billion to common shareholders

•	Repurchased 15.3 million common shares for $750 million

•	Paid dividends of $270 million to common shareholders

•	Authorized to repurchase $3.94 billion of common shares through 2Q20 and increased quarterly dividend 11% to $0.31 per common share in 3Q19

CEO Commentary
“The impact of the level and shape of the yield curve, as well as continued low levels of volatility and muted market activity, negatively impacted our results. This was partially offset by a decline in expenses as we continue to manage the company prudently – even more so, given the current environment. Market conditions drove a decline in foreign exchange and securities lending activities within Asset Servicing while prior-year outflows and divestitures negatively impacted Asset Management. However, we saw fee growth in Issuer Services, Clearance and Collateral Management and Pershing,” Charlie Scharf, Chairman and Chief Executive Officer, said.

“Our results this quarter also reflect our ongoing increased level of technology and product development investments, but these increases were more than offset by improved efficiency across the company. We remain committed to these investments to build the business for the future, and are confident that our ability to drive efficiency will offset these investments for at least the next couple of quarters,” Mr. Scharf added.

“While this is a difficult operating environment to grow our business, the strength of our franchise allows us to continue our commitment to return significant amounts of capital to shareholders while maintaining strong capital ratios. We are pleased that we will be able to return capital to shareholders through up to $3.94 billion in common share repurchases by mid-2020, an increase of roughly 20 percent, and an increase in our common dividend by 11 percent to 31 cents per share starting in the third quarter,” Mr. Scharf concluded.

Media Relations: Madelyn McHugh (212) 635-1376	Investor Relations: Magda Palczynska (212) 635-8529
(a) For information on this Non-GAAP measure, see “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 8.
Note: Above comparisons are 2Q19 vs. 2Q18.

BNY Mellon 2Q19 Earnings Release

CONSOLIDATED FINANCIAL HIGHLIGHTS

(in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				2Q19 vs.
	2Q19	1Q19	2Q18	1Q19		2Q18
Fee revenue	$3,105	$3,031	$3,209	2%		(3)%
Net securities gains	7	1	1	N/M		N/M
Total fee and other revenue	3,112	3,032	3,210	3		(3)
Income from consolidated investment management funds	10	26	12	N/M		N/M
Net interest revenue	802	841	916	(5)		(12)
Total revenue	3,924	3,899	4,138	1		(5)
Provision for credit losses	(8)	7	(3)	N/M		N/M
Noninterest expense	2,647	2,699	2,747	(2)		(4)
Income before income taxes	1,285	1,193	1,394	8		(8)
Provision for income taxes	264	237	286	11		(8)
Net income	$1,021	$956	$1,108	7%		(8)%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$969	$910	$1,055	6%		(8)%
Operating leverage (a)				257	bps	(153	) bps
Diluted earnings per common share	$1.01	$0.94	$1.03	7%		(2)%
Average common shares and equivalents outstanding - diluted (in thousands)	953,928	965,960	1,014,357
Pre-tax operating margin	33%	31%	34%

(a)	Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps – basis points.

KEY DRIVERS (comparisons are 2Q19 vs. 2Q18, unless otherwise stated)

•	Total revenue decreased 5% primarily reflecting:

•
Fee revenue decreased 3% primarily reflecting cumulative AUM outflows since 2Q18, the unfavorable impact of a stronger U.S. dollar and lower foreign exchange and securities lending revenue, partially offset by higher fees in Issuer Services, growth in clearance volumes and collateral management, as well as higher client assets and volumes in Pershing.

•
Net interest revenue decreased 12%. The higher yield on interest-earning assets was more than offset by higher deposit and funding costs, lower noninterest-bearing deposits and loan balances and the impact of hedging activities.

•	Provision for credit losses was a credit of $8 million and driven by lower credit exposure.

•
Noninterest expense decreased 4%. Over 1% of the decrease was driven by the favorable impact of a stronger U.S. dollar. The remaining decrease primarily reflects lower staff expense and decreases in most other expense categories, partially offset by continued investments in technology.

•	Effective tax rate of 20.5%.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)

•	AUC/A of $35.5 trillion, increased 6%, primarily reflecting higher market values and net new business, partially offset by the unfavorable impact of a stronger U.S. dollar.

•
AUM of $1.8 trillion, increased 2%, primarily reflecting higher market values, partially offset by the unfavorable impact of a stronger U.S. dollar (principally versus the British pound) and net outflows.

Capital and liquidity

•	Repurchased 15.3 million common shares for $750 million and paid $270 million in dividends to common shareholders.

•	Return on common equity (“ROE”) of 10%; Return on tangible common equity (“ROTCE”) of 21% (a).

•	Common Equity Tier 1 (“CET1”) ratio – 11.2%.

•	Supplementary leverage ratio (“SLR”) – 6.3%.

•	Average liquidity coverage ratio (“LCR”) – 117%.

•	Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(a)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 8 for additional information.
Note: Throughout this document, sequential growth rates are unannualized.

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BNY Mellon 2Q19 Earnings Release

INVESTMENT SERVICES BUSINESS HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				2Q19 vs.
	2Q19	1Q19	2Q18	1Q19	2Q18
Total revenue by line of business:
Asset Servicing	$1,391	$1,407	$1,520	(1)%	(8)%
Pershing	564	554	558	2	1
Issuer Services	446	396	431	13	3
Treasury Services	317	317	329	—	(4)
Clearance and Collateral Management	284	276	269	3	6
Total revenue by line of business	3,002	2,950	3,107	2	(3)
Provision for credit losses	(4)	8	1	N/M	N/M
Noninterest expense	1,954	1,969	1,967	(1)	(1)
Income before taxes	$1,052	$973	$1,139	8%	(8)%

Pre-tax operating margin	35%	33%	37%

Foreign exchange and other trading revenue	$153	$157	$172	(3)%	(11)%
Securities lending revenue	$40	$44	$55	(9)%	(27)%

Metrics:
Average loans	$32,287	$33,171	$38,002	(3)%	(15)%
Average deposits	$201,146	$195,082	$203,064	3%	(1)%

AUC/A at period end (in trillions) (current period is preliminary) (a)	$35.5	$34.5	$33.6	3%	6%
Market value of securities on loan at period end (in billions) (b)	$369	$377	$432	(2)%	(15)%

(a)
Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.4 trillion at June 30, 2019, $1.3 trillion at March 31, 2019 and $1.4 trillion at June 30, 2018.

(b)
Represents the total amount of securities on loan in our agency securities lending program managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $64 billion at June 30, 2019, $62 billion at March 31, 2019 and $70 billion at June 30, 2018.

KEY DRIVERS

•	The drivers of the total revenue variances by line of business are indicated below.

•
Asset Servicing - The year-over-year decrease primarily reflects lower net interest revenue, lower foreign exchange and securities lending revenue, lower client activity and the unfavorable impact of a stronger U.S. dollar. The sequential decrease primarily reflects lower net interest revenue.

•	Pershing - Both increases primarily reflect higher client assets and volumes, partially offset by lower net interest revenue.

•
Issuer Services - Both increases primarily reflect higher fees in Depositary Receipts and Corporate Trust. The year-over-year increase was partially offset by lower net interest revenue in Corporate Trust.

•	Treasury Services - The year-over-year decrease primarily reflects lower net interest revenue.

•	Clearance and Collateral Management - Both increases primarily reflect growth in clearance volumes and collateral management, partially offset by lower net interest revenue.

•
Noninterest expense decreased year-over-year primarily driven by lower staff expense and bank assessment charges and the favorable impact of a stronger U.S. dollar, partially offset by higher investments in technology. The sequential decrease primarily reflects lower staff expense, partially offset by higher volume-related expenses.

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BNY Mellon 2Q19 Earnings Release

INVESTMENT MANAGEMENT BUSINESS HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				2Q19 vs.
	2Q19	1Q19	2Q18	1Q19	2Q18
Total revenue by line of business:
Asset Management	$618	$637	$702	(3)%	(12)%
Wealth Management	299	302	316	(1)	(5)
Total revenue by line of business	917	939	1,018	(2)	(10)
Provision for credit losses	(2)	1	2	N/M	N/M
Noninterest expense	654	669	697	(2)	(6)
Income before taxes	$265	$269	$319	(1)%	(17)%

Pre-tax operating margin	29%	29%	31%
Adjusted pre-tax operating margin – Non-GAAP (a)	32%	32%	35%

Metrics:
Average loans	$16,322	$16,403	$16,974	—%	(4)%
Average deposits	$14,615	$15,815	$14,252	(8)%	3%

AUM (in billions) (current period is preliminary) (b)	$1,843	$1,841	$1,805	—%	2%
Wealth Management client assets (in billions) (current period is preliminary) (c)	$257	$253	$254	2%	1%

(a)	Net of distribution and servicing expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 8 for information on this Non-GAAP measure.

(b)	Excludes securities lending cash management assets and assets managed in the Investment Services business.

(c)	Includes AUM and AUC/A in the Wealth Management business.

KEY DRIVERS

•	The drivers of the total revenue variances by line of business are indicated below.

•
Asset Management - The year-over-year decrease primarily reflects the change in AUM which was impacted by the cumulative outflows since 2Q18, partially offset by higher market values. The year-over-year decrease also reflects the unfavorable impact of a stronger U.S. dollar (principally versus the British pound) and the impact of divestitures and hedging activities. The sequential decrease primarily reflects the timing of performance fees and the impact of AUM outflows, partially offset by higher market values.

•	Wealth Management - Both decreases primarily reflect lower net interest revenue, partially offset by higher market values.

•
Noninterest expense decreased year-over-year and sequentially primarily reflecting lower staff expense. The year-over-year decrease also reflects the favorable impact of a stronger U.S. dollar and lower distribution and servicing expense.

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BNY Mellon 2Q19 Earnings Release

OTHER SEGMENT primarily includes leasing operations, certain corporate treasury activities, derivatives, business exits and other corporate revenue and expense items.

(in millions)	2Q19	1Q19	2Q18
Fee revenue	$34	$29	$40
Net securities gains	7	1	1
Total fee and other revenue	41	30	41
Net interest (expense)	(40)	(30)	(35)
Total revenue	1	—	6
Provision for credit losses	(2)	(2)	(6)
Noninterest expense	39	61	81
(Loss) before taxes	$(36)	$(59)	$(69)

KEY DRIVERS

•
Fee revenue, net securities gains and net interest expense are primarily related to corporate treasury and other investment activity, including hedging activity which offsets between fee revenue and net interest expense.

•
Noninterest expense decreased year-over-year and sequentially, primarily reflecting lower staff expense. The year-over-year decrease also reflects the expenses associated with relocating our corporate headquarters, of which $12 million was recorded in 2Q18.

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BNY Mellon 2Q19 Earnings Release

CAPITAL AND LIQUIDITY

Our consolidated capital and liquidity ratios are shown in the following table.

Capital and liquidity ratios	June 30, 2019	March 31, 2019	Dec. 31, 2018
Consolidated regulatory capital ratios: (a)
CET1 ratio	11.2%	11.1%	10.7%
Tier 1 capital ratio	13.3	13.2	12.8
Total capital ratio	14.0	14.0	13.6
Tier 1 leverage ratio	6.8	6.8	6.6
SLR	6.3	6.3	6.0
BNY Mellon shareholders’ equity to total assets ratio	10.9%	11.9%	11.2%
BNY Mellon common shareholders’ equity to total assets ratio	10.0%	10.9%	10.2%

Average LCR	117%	118%	118%

Book value per common share (b)	$40.30	$39.36	$38.63
Tangible book value per common share – Non-GAAP (b)	$20.45	$19.74	$19.04
Common shares outstanding (in thousands)	942,662	957,517	960,426

(a)
Regulatory capital ratios for June 30, 2019 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for the periods noted above was the Advanced Approaches.

(b)
Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 8 for information on this Non-GAAP measure.

CET1 capital totaled $18.5 billion at June 30, 2019, an increase of $379 million compared with March 31, 2019. The increase primarily reflects capital generated through earnings and the unrealized gain in our investment securities portfolio, partially offset by capital deployed through common stock repurchases and dividend payments.

NET INTEREST REVENUE

Net interest revenue				2Q19 vs.
(dollars in millions; not meaningful - N/M)	2Q19	1Q19	2Q18	1Q19		2Q18
Net interest revenue	$802	$841	$916	(5)%		(12)%
Add: Tax equivalent adjustment	4	4	5	N/M		N/M
Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$806	$845	$921	(5)%		(12)%

Net interest margin	1.12%	1.20%	1.26%	(8	) bps	(14	) bps
Net interest margin (FTE) – Non-GAAP (a)	1.12%	1.20%	1.26%	(8	) bps	(14	) bps

(a)
Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income which allows for comparisons of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

bps – basis points.

Net interest revenue decreased year-over-year primarily reflecting higher yields on interest-earning assets which were more than offset by higher deposit and funding costs, lower noninterest-bearing deposits and loan balances and the impact of hedging activities. The sequential decrease was primarily driven by higher interest-bearing deposit costs, lower noninterest-bearing deposit balances, lower yields on interest-earning assets and the impact of hedging activities, partially offset by the benefit of higher interest-bearing deposit balances. The impact of hedging activities is offset in foreign exchange and other trading revenue.

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BNY Mellon 2Q19 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year-to-date
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Fee and other revenue
Investment services fees:
Asset servicing fees	$1,141	$1,122	$1,157	$2,263	$2,325
Clearing services fees (a)	410	398	401	808	825
Issuer services fees	291	251	266	542	526
Treasury services fees	140	132	140	272	278
Total investment services fees (a)	1,982	1,903	1,964	3,885	3,954
Investment management and performance fees (a)	833	841	901	1,674	1,851
Foreign exchange and other trading revenue	166	170	187	336	396
Financing-related fees	50	51	53	101	105
Distribution and servicing	31	31	34	62	70
Investment and other income	43	35	70	78	152
Total fee revenue	3,105	3,031	3,209	6,136	6,528
Net securities gains (losses)	7	1	1	8	(48)
Total fee and other revenue	3,112	3,032	3,210	6,144	6,480
Operations of consolidated investment management funds
Investment income	10	26	13	36	2
Interest of investment management fund note holders	—	—	1	—	1
Income from consolidated investment management funds	10	26	12	36	1
Net interest revenue
Interest revenue	1,965	1,920	1,553	3,885	2,934
Interest expense	1,163	1,079	637	2,242	1,099
Net interest revenue	802	841	916	1,643	1,835
Total revenue	3,924	3,899	4,138	7,823	8,316
Provision for credit losses	(8)	7	(3)	(1)	(8)
Noninterest expense
Staff	1,421	1,524	1,489	2,945	3,065
Professional, legal and other purchased services	337	325	328	662	619
Software and equipment	304	283	266	587	500
Net occupancy	138	137	156	275	295
Sub-custodian and clearing	115	105	110	220	229
Distribution and servicing	94	91	106	185	212
Business development	56	45	62	101	113
Bank assessment charges	31	31	47	62	99
Amortization of intangible assets	30	29	48	59	97
Other	121	129	135	250	257
Total noninterest expense	2,647	2,699	2,747	5,346	5,486
Income
Income before income taxes	1,285	1,193	1,394	2,478	2,838
Provision for income taxes	264	237	286	501	568
Net income	1,021	956	1,108	1,977	2,270
Net (income) loss attributable to noncontrolling interests (includes $(4), $(10), $(7), $(14) and $4 related to consolidated investment management funds, respectively)	(4)	(10)	(5)	(14)	4
Net income applicable to shareholders of The Bank of New York Mellon Corporation	1,017	946	1,103	1,963	2,274
Preferred stock dividends	(48)	(36)	(48)	(84)	(84)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$969	$910	$1,055	$1,879	$2,190

(a)	In 1Q19, we reclassified certain platform-related fees to clearing services fees from investment management and performance fees. Prior periods have been reclassified.

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
(in dollars)
Basic	$1.01	$0.94	$1.04	$1.95	$2.15
Diluted	$1.01	$0.94	$1.03	$1.95	$2.14

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BNY Mellon 2Q19 Earnings Release

SUPPLEMENTAL INFORMATION – EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. BNY Mellon believes that the return on tangible common equity is additional useful information for investors because it presents a measure of those assets that can generate income and the tangible book value per common share is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

BNY Mellon has also included the operating margin for the Investment Management business net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. BNY Mellon believes that this measure is useful when evaluating the performance of the Investment Management business relative to industry competitors.

For the reconciliations of these Non-GAAP measures, see “Supplemental information - Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bnymellon.com.

CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including statements about our capital plans, strategic priorities, financial goals, organic growth, organizational quality and efficiency, investments, including in technology and product development, capabilities, revenue, expenses, cost discipline, sustainable growth, company management, deposits, interest rates and yield curves, securities portfolio, taxes, business opportunities, preliminary business metrics and regulatory capital ratios and statements regarding our aspirations, as well as our overall plans, strategies, goals, objectives, expectations, outlooks, estimates, intentions, targets, opportunities, focus and initiatives. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “future” and words of similar meaning signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2018 and BNY Mellon’s other filings with the Securities and Exchange Commission. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as BNY Mellon completes its Quarterly Report on Form 10-Q for the second quarter of 2019. All forward-looking statements in this Earnings Release speak only as of July 17, 2019, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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BNY Mellon 2Q19 Earnings Release

ABOUT BNY MELLON

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 35 countries. As of June 30, 2019, BNY Mellon had $35.5 trillion in assets under custody and/or administration, and $1.8 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Charlie Scharf, Chairman and Chief Executive Officer, and Mike Santomassimo, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on July 17, 2019. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (720) 452-9082 (International), and using the passcode: 807070, or by logging onto www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. EDT on July 17, 2019. Replays of the conference call and audio webcast will be available beginning July 17, 2019 at approximately 2 p.m. EDT through Aug. 16, 2019 by dialing (888) 203-1112 (U.S.) or (719) 457-0820 (International), and using the passcode: 5953533. The archived version of the conference call and audio webcast will also be available at www.bnymellon.com/investorrelations for the same time period.

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